Exhibit 10.44

EXECUTION VERSION

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of March 7, 2016, by and among PRIMO WATER CORPORATION, a Delaware corporation (“Parent”), PRIMO PRODUCTS, LLC, a North Carolina limited liability company (“Products”), PRIMO DIRECT, LLC, a North Carolina limited liability company (“Direct”), PRIMO REFILL, LLC, a North Carolina limited liability company (“Refill”), PRIMO ICE, LLC, a North Carolina limited liability company (“ICE”), PRIMO REFILL CANADA CORPORATION, a British Columbia, Canada corporation (“Primo Canada”; together with Parent, Products, Direct, Refill and ICE, each a “Company” and collectively, the “Companies”), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (“Prudential”) and PICA HARTFORD LIFE INSURANCE COMFORT TRUST (“PICA” and collectively with Prudential and their successors and assigns, the “Holders”).

W I T N E S S E T H:

WHEREAS, the Companies and the Holders are parties to that certain Note Purchase Agreement, dated as of June 20, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Holders have purchased Notes from the Companies;

WHEREAS, the Companies have requested that the Holders amend certain provisions of the Note Agreement and, subject to the terms and conditions hereof, the Holders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, each Company and the Holders agree as follows:

1.         Amendments to the Note Agreement.

(a)       Section 10.3(c)(iii) of the Note Agreement is hereby amended and modified by deleting the reference to “$250,000” in such clause and inserting “$750,000” in lieu thereof.

(b)       Section 10.8(m) of the Note Agreement is hereby amended and modified by deleting the reference to “$1,000,000” in such subsection and inserting “$4,000,000” in lieu thereof.

(c)       Section 10.9 of the Note Agreement is hereby amended and modified by deleting such Section in its entirety and inserting the following in lieu thereof:

Section 10.9    Dividends and Distributions. Each Company will not and will not permit its Subsidiaries to declare, pay or make any dividend or distribution or payment with respect to:

(a)       any shares of the equity interests of any Company or any of their Subsidiaries (other than dividends or distributions payable in its equity interests permitted hereunder) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any such equity interests; except, that, (i) in lieu of making tax payments directly, the Companies and their Subsidiaries may make dividends and distributions to Parent from time to time for the sole purpose of allowing Parent to, and Parent shall promptly upon receipt thereof use the proceeds thereof solely to, pay federal and state income taxes and franchise taxes solely arising out of the consolidated operations of Parent and its Subsidiaries, after taking into account all available credits and deductions; (ii) the Companies and their Subsidiaries may make dividends and distributions to any Company from time to time in respect of any equity interests owned by any Company; (iii) Parent may purchase and redeem its equity interests for the sole purpose of providing proceeds to Equity Interest Option Holders in order to permit such Equity Interest Option Holders to pay federal, state and provincial income taxes solely arising out of and relating to options and warrants owned by such Equity Interest Option Holders; provided, that, the aggregate amount of purchases and redemptions under this clause (iii) shall not exceed $3,000,000 during any fiscal year; and (iv) Parent may purchase or redeem its equity interests pursuant to a stock buyback program approved by its board of directors' provided that (A) the aggregate consideration for such purchases and redemptions in any fiscal year does not exceed (1) $7,500,000 in fiscal year 2016 and (2) $10,000,000 in any fiscal year thereafter, (B) both before and after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing or result therefrom, (C) after giving pro forma effect thereto, the Stock Repurchase Fixed Charge Coverage Ratio would not be less than 1.15 to 1.00 and (D) each Holder shall have received from Parent, not less than five (5) Business Days prior to such purchase or redemption, a certificate executed by a Senior Financial Officer certifying compliance with the financial covenants set forth in Section 10.6 and the Stock Repurchase Fixed Charge Coverage Ratio, together with calculations in reasonable detail of such compliance; and

(b)       any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Subordinated Debt, or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Subordinated Debt; except, that, mandatory payments may be made on Subordinated Debt to the extent expressly permitted in any subordination or intercreditor agreement executed by the Holders with respect thereto.

(d)       Schedule A of the Note Agreement is hereby amended and modified by inserting the following new definitions in the appropriate alphabetical order:

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“Consolidated Stock Repurchase Fixed Charges” means, for Parent and its Subsidiaries on a consolidated basis for any period, the sum (without duplication) of (i) Consolidated Interest Expense paid in cash for such period, (ii) Capital Expenditures made during such period, excluding Capital Expenditures financed with Indebtedness or equity, (iii) income and franchise taxes paid in cash for such period and (iv) scheduled principal payments made on Indebtedness during such period, excluding scheduled principal payments financed.

“Stock Repurchase Fixed Charge Coverage Ratio” means, as of any date, the ratio of (i) (A) Consolidated EBITDA less (B) the aggregate amount of dividends, redemptions, purchases and distributions made in cash pursuant to Section 10.9(a), to (ii) Consolidated Stock Repurchase Fixed Charges, in each case measured for the four fiscal quarter period most recently ended for which financial statements have been delivered and giving pro forma effect to any dividends, redemptions, purchases and distributions being made under Section 10.9(a)(iv) in connection with the measurement of this ratio.

2.         Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Companies shall have no rights under this Amendment, until (x) the Holders shall have executed and delivered this Amendment and shall have  received executed counterparts to this Amendment from each Company and (y) the Holders shall have received reimbursement or payment of their reasonable out of pocket costs and expenses incurred in connection with this Amendment and the Note Agreement (including, without limitation, reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Holders).

3.         Representations and Warranties.  To induce the Holders to enter into this Amendment, each Company hereby represents and warrants to the Holder that:

(a)       Each Company has all requisite organizational power to execute and deliver this Amendment and perform its obligations hereunder.  The execution, delivery and performance of this Amendment have been duly authorized by all requisite action, and this Amendment has been duly executed and delivered by Responsible Officers of each Company and the obligations hereunder are valid obligations of each such Company, legally binding upon and enforceable against such Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)       Neither the execution and delivery of this Amendment nor the transactions contemplated hereby will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of any Company or Subsidiary pursuant to the organizational documents of any such Person, any award of any arbitrator or any agreement (including any agreement with equityholders of such Persons) or instrument to which such Person is a party, or order, judgment, decree, statute, law, rule or regulation to which such Person is subject.

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(c)       After giving effect to this Amendment, the representations and warranties contained in the Note Agreement and the other Note Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.         Acknowledgment of Perfection of Security Interest. Each Company hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Collateral Agent under the Note Agreement and the other Note Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Agreement and the other Note Documents.

5.         Effect of Amendment.  Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of each Company to all holders of the Notes.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement.  From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment.  This Amendment shall constitute a Note Document for all purposes of the Note Agreement.  Each Company reaffirms each term of the Note Agreement, as amended hereby, and the other Note Documents to which it is a party.

6.        Governing Law.   THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

7.         No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.

8.         Costs and Expenses.  Each Company, jointly and severally, agrees to pay on demand all costs and expenses of the Holders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Holders with respect thereto.

9.         Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

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10.       Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.

11.       Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

COMPANIES:

PRIMO WATER CORPORATION

By:	/s/Mark Castaneda
Name: Mark Castaneda
Title: CFO

PRIMO PRODUCTS, LLC

By:	/s/Mark Castaneda
Name: Mark Castaneda
Title: CFO

PRIMO DIRECT, LLC

By:	/s/Mark Castaneda
Name: Mark Castaneda
Title: CFO

PRIMO REFILL, LLC

By:	/s/Mark Castaneda
Name: Mark Castaneda
Title: CFO

PRIMO ICE, LLC

By:	/s/Mark Castaneda
Name: Mark Castaneda
Title: CFO

[Signature Page to First Amendment to Note Agreement]

PRIMO REFILL CANADA CORPORATION

By:	/s/Mark Castaneda
Name: Mark Castaneda
Title: CFO

[Signature Page to First Amendment to Note Agreement]

HOLDERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Holder

By:	/s/Ashley Dexter
Name: Ashley Dexter
Title: Vice President

[Signature Page to First Amendment to Note Agreement]

PICA HARTFORD LIFE INSURANCE COMFORT TRUST, as a Holder

By:	The Prudential Insurance Company of America, as Grantor

By:	/s/Ashley Dexter
Name: Ashley Dexter
Title: Vice President

[Signature Page to First Amendment to Note Agreement]